Exhibit 3
Notice of Preparation of Share Transfer Plan
April 9, 2009
Rule 802 Legend
This exchange offer is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.
It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.
You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

(Translation)
April 9, 2009
Dear Sirs,

Name of the Company:	Snow Brand Milk Products Co., Ltd.

Name of the Representative:	Tadaaki Kohnose
President and Representative
Director

(Code No. 2262, The First Section of the Tokyo Stock Exchange, Sapporo Securities Exchange)

Person to contact:	Hiroaki Konishi
General Manager, Public Relations Office
(TEL: 03-3226-2124)
Notice of Preparation of Share Transfer Plan
     Notice is hereby given that Snow Brand Milk Products Co., Ltd. (“Snow Brand Milk Products”) and Nippon Milk Community Co., Ltd. (“Nippon Milk Community”), at the meetings of their respective Boards of Directors held today, resolved to transfer shares (the “Share Transfer”) in connection with the incorporation of MEGMILK SNOW BRAND Co., Ltd. (the “Joint Holding Company”) as of October 1, 2009 (expected) subject to approval of their respective general meetings of shareholders, pursuant to the Integration Agreement concluded as of January 27, 2009 and that pursuant to the resolutions, a share transfer plan (the “Share Transfer Plan”) was prepared today, as described below:
Description

1.	Summary of the Share Transfer

(1)	Schedule of the Share Transfer:

	January 27, 2009 (Tuesday):	Meeting of the Board of Directors to approve of the conclusion of the Integration Agreement (both companies)

	January 27, 2009 (Tuesday):	Conclusion of the Integration Agreement (both companies)

	March 31, 2009 (Tuesday):	Record date for the Ordinary General Meeting of Shareholders (both companies)

	April 9, 2009 (Thursday):	Meeting of the Board of Directors to resolve the Share Transfer (both companies)

	April 9, 2009 (Thursday):	Preparation of a Share Transfer Plan (both companies)

June 24, 2009 (Wednesday) (expected):	Ordinary General Meeting of Shareholders to approve of the Share Transfer Plan (both companies)

June 24, 2009 (Wednesday) (expected):	General Meeting of Holders of Class Shares to approve of the Share Transfer Plan (Nippon Milk Community)

September 25, 2009 (Friday) (expected):	Date of delisting of shares from the Tokyo Stock Exchange

September 25, 2009 (Friday) (expected):	Date of delisting of shares from the Sapporo Securities Exchange

October 1, 2009 (Thursday) (expected):	Date of registration of incorporation of the Joint Holding Company (effective date)

October 1, 2009 (Thursday) (expected):	Date of listing of shares of the Joint Holding Company
          However, should any unavoidable event occur in the course of the procedures hereafter, Snow Brand Milk Products and Nippon Milk Community may change the above schedule upon mutual consultation.
(2) Details of the allocation in the Share Transfer (Share transfer ratio):

			Nippon Milk	Nippon Milk
			Community	Community
	Joint Holding	Snow Brand Milk	Shares of common	Class-A class
Company name	Company	Products	stock	shares
Share transfer ratio	1.0	0.2	0.48	0.96
(Note 1)	0.2 shares of common stock of the Joint Holding Company will be allocated and delivered per share of common stock of Snow Brand Milk Products, and 0.48 shares of common stock of the Joint Holding Company will be allocated and delivered per share of common stock of Nippon Milk Community. 0.96 shares of common stock of the Joint Holding Company will be allocated and delivered per Class-A class share of Nippon Milk Community. If the number of shares of the Joint Holding Company which must be delivered to a shareholder of Snow Brand Milk Products or Nippon Milk Community through the Share Transfer includes any fraction of one share, the Joint Holding Company will, pursuant to Article 234 of the Corporation Law of Japan and other relevant laws or ordinances, pay the relevant shareholder a cash amount corresponding to the fractional shares attributed to such fraction.

Should any material change occur in the conditions forming the basis of the calculation, Snow Brand Milk Products and Nippon Milk Community may change the above share transfer ratio upon mutual consultation.

As mentioned above, 0.2 shares of common stock of the Joint Holding Company will be allocated and delivered per share of common stock of Snow Brand Milk Products. While the number of shares constituting one unit of shares of Snow Brand Milk Products is currently 500 shares, that of the Joint Holding Company will be 100 shares. Hence, the number of voting rights of the shareholders of

Snow Brand Milk Products will not change before or after the Share Transfer.
(Note 2)	Number of new shares to be delivered by the Joint Holding Company through the Share Transfer (expected):

70,782,429 shares of common stock

The above-listed number of shares of common stock has been calculated based on the total number of issued shares of Snow Brand Milk Products (303,802,153 shares) as of December 31, 2008, the total number of issued shares of common stock of Nippon Milk Community (10,500,000 shares) as of March 31, 2008, and 5,600,000 Class-A class shares of Nippon Milk Community obtained by deducting from the total number of its issued Class-A class shares (10,000,000 shares) as of March 31, 2008, 4,400,000 Class-A class shares expected to be acquired and cancelled no later than the day immediately preceding the effective date of the Share Transfer (the “Effective Date of Share Transfer”).

However, Snow Brand Milk Products plans to cancel all shares of treasury stock, currently held or to be acquired hereafter, to the extent they can be cancelled practicably, as of the day immediately preceding the Effective Date of Share Transfer. Accordingly, 1,970,005 shares of treasury stock of Snow Brand Milk Products held as of December 31, 2008 have not been included in calculating the above number. As the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of new shares to be delivered by the Joint Holding Company may change.
(3)	Basis of calculations of the details of the allocation in the Share Transfer:
1)	Basis of calculations:

In order to ensure the fairness of the calculations of the share transfer ratio in the Share Transfer, Snow Brand Milk Products and Nippon Milk Community appointed Daiwa Securities SMBC Co., Ltd. (“Daiwa Securities SMBC”) and PwC Advisory Co., Ltd. (“PwC Advisory”), respectively, as their financial advisors for the Business Integration, requested them to conduct calculations of the share transfer ratio and obtained share transfer ratio calculation reports from Daiwa Securities SMBC and PwC Advisory, respectively.

With regard to the basis of calculations of the details of the allocation in the Share Transfer, no amendment has been made to the details thereof described in the “Notice of Business Integration of Snow Brand Milk Products Co., Ltd. and Nippon Milk Community Co., Ltd. through the Establishment of a Joint Holding Company (Share Transfer)” publicized on January 27, 2009.
2)	Background of the calculations:

As described above, Snow Brand Milk Products and Nippon Milk Community requested Daiwa Securities SMBC and PwC Advisory, respectively, to conduct a calculation of the share transfer ratio and with reference to the results of such third party appraisers’ calculations, comprehensively considered such factors as the financial and asset conditions of each company and their future forecasts. As a result of numerous and thorough discussions with respect to the share transfer ratio between the two companies, on January 27, 2009, Snow Brand Milk Products and Nippon Milk Community reached the conclusion and agreed that the share transfer ratio set forth above was appropriate .
3)	Relationship with the appraisers:

Neither Daiwa Securities SMBC nor PwC Advisory, the appraisers, is a related party of either Snow Brand Milk Products or Nippon Milk Community.

(4)	Treatment of stock acquisition rights and bonds with stock acquisition rights issued by wholly-owned subsidiaries:

Not applicable.

(5)	Treatment of shares of treasury stock of wholly-owned subsidiaries:

Snow Brand Milk Products and Nippon Milk Community plan to cancel the shares of treasury stock currently held or to be acquired hereafter, to the extent they can be cancelled practicably, no later than the day immediately preceding the Effective Date of Share Transfer.

(6)	Matters concerning the application for listing of the Joint Holding Company:

Snow Brand Milk Products and Nippon Milk Community plans to apply for the listing of the shares of the newly-established Joint Holding Company to the Tokyo Stock Exchange and the Sapporo Securities Exchange. The shares of the Joint Holding Company are expected to be listed on October 1, 2009. Moreover, as Snow Brand Milk Products will become a wholly-owned subsidiary of the Joint Holding Company as a result of the Share Transfer, the shares of Snow Brand Milk Products are scheduled to be delisted from the Tokyo Stock Exchange and the Sapporo Securities Exchange on September 25, 2009. The actual date on which the shares shall be delisted are governed by the regulations of the Tokyo Stock Exchange and the Sapporo Securities Exchange.
2.	Outline of the parties to the Share Transfer

(1)	Trade name	Snow Brand Milk Products Co., Ltd.	Nippon Milk Community Co., Ltd.

(2)	Content of business	Manufacture and sale of dairy products and oils and fats, etc.	Manufacture and sale of milk and dairy products, etc.

(3)	Establishment	June 10, 1950	January 6, 2003

(4)	Location of the head office	1-1, Naebo-cho 6-chome, Higashi-ku, Sapporo City, Hokkaido	10-5, Tomihisa-cho, Shinjuku-ku, Tokyo

(5)	Name and title of the representative	Tadaaki Kohnose President and Representative Director	Minoru Obara President and Representative Director

(6)	Capital	¥14,846 million		¥14,188 million
		(as of December 31, 2008)		(as of March 31, 2008)

(7)	Total number of	303,802,153 shares		Shares of common stock
	issued shares	(as of December 31, 2008)		10,500,000 shares
				(as of March 31, 2008)

				Class-A class shares:
				10,000,000 shares
				(as of March 31, 2008)

(8)	Net assets	¥70,317 million (consolidated)		¥29,977 million (consolidated)*
		(as of December 31, 2008)		(as of March 31, 2008)

(9)	Total assets	¥208,009 million (consolidated)		¥117,898 million (consolidated)*
		(as of December 31, 2008)		(as of March 31, 2008)

(10)	Date of settlement of accounts	March 31 of each year		March 31 of each year

(11)	Number of employees	2,687 (consolidated)		2,325 (consolidated)
		(as of December 31, 2008)		(as of March 31, 2008)

(12)	Principal clients	NIPPON ACCESS, INC. Seven-Eleven Japan Co., Ltd.		NIPPON ACCESS, INC. SI System Corporation AEON CO., LTD.

(13)	Major shareholders and their shareholding ratios	The National Federation of Agricultural Cooperative Associations	10.36%	1) Shares of common stock: The National Federation of Agricultural Cooperative Associations	40.00%

		ITOCHU Corporation	6.10%	Snow Brand Milk Products Co., Ltd.	30.00%

		Japan Trustee Services Bank, Ltd.	5.67%	The National Federation of Dairy Co-operative Associations	20.00%

		The Norinchukin Bank	4.79%	The Norinchukin Bank (as of March 31, 2008)	10.00%

		The Master Trust Bank of Japan, Ltd.	3.97%

		Mizuho Corporate Bank, Ltd.	2.56%	2) Class-A class shares: The Norinchukin Bank	100.0%

		The Bank of Tokyo-Mitsubishi UFJ, Ltd.	2.54%	(as of March 31, 2008)

		Daiwa Securities SMBC Europe Limited Reference Custody Client BG (Standing proxy: Daiwa Securities SMBC Co., Ltd.)	2.00%

		Mizuho Trust & Banking Co., Ltd.	1.61%

		NIPPON ACCESS, INC. (as of September 30, 2008)	1.37%

(14)	Principal correspondent banks	The Norinchukin Bank Mizuho Corporate Bank, Ltd. The Bank of Tokyo-Mitsubishi UFJ, Ltd.		The Norinchukin Bank Japan Finance Corporation

(15)	Relationship between the parties:	Capital relationship	Snow Brand Milk Products holds 3,150,000 shares of common stock of Nippon Milk Community.

		Human resource relationship	One Director of Snow Brand Milk Products concurrently serves as a Director (outside) of Nippon Milk Community.

		Transactional relationship	Sales transactions are conducted between Snow Brand Milk Products and Nippon Milk Community with respect to products and raw materials.

		Status as related party	Snow Brand Milk Products falls under the category of related party as it is a principal shareholder of Nippon Milk Community.

(16)	Business results for the last three fiscal years:

					(Million yen, except otherwise indicated)
	Snow Brand Milk Products Co., Ltd.			Nippon Milk Community Co., Ltd.
	(consolidated)			(consolidated)*
	Year ended	Year ended	Year ended	Year ended	Year ended	Year ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
Fiscal year	2006	2007	2008	2006	2007	2008
Net sales	280,057	277,344	286,958	248,568	247,875	247,079
Operating income	9,204	9,178	8,108	5,226	3,967	3,024
Recurring income	9,142	10,656	9,600	5,095	3,950	3,199
Net income	7,124	7,383	6,972	7,073	4,013	2,398
Net income per share (yen)				Shares of common	Shares of common	Shares of common
				stock:	stock:	stock:
				519.25	131.59	78.64
				Class-A class	Class-A class	Class-A class
				shares:	shares:	shares:
	30.79	27.57	23.70	1,038.50	263.17	157.28
Dividend per share (yen)		Shares of common	Shares of common
		stock:	stock:
		3.00	4.00
		Class-C preferred shares:	Class-C preferred shares:
	0.00	22.63	27.88	0.00	0.00	0.00
Net assets per share (yen)				Shares of common	Shares of common	Shares of common
				stock:	stock:	stock:
				782.36	898.65	961.35
				Class-A class	Class-A class	Class-A class
				shares:	shares:	shares:
	139.75	186.07	211.29	1,564.72	1,797.31	1,922.70

*	As Article 444, paragraph 3 of the Corporation Law of Japan is not applicable to Nippon Milk Community Co., Ltd., its consolidated financial data listed above have not been subjected to audits of account auditors.

3. Outline of the new company to be incorporated by the Share Transfer

(1)	Trade name	MEGMILK SNOW BRAND Co., Ltd.

(2)	Contents of business	Business management of group companies which engage in the business of manufacturing, sale, etc. of milk, dairy products and foods, and businesses pertaining or relating thereto

(3)	Location of the head office	(Registered head office) 1-1, Naebo-cho 6-chome, Higashi-ku, Sapporo City, Hokkaido (Headquarters) 13, Honshio-cho, Shinjuku-ku, Tokyo

(4)	Representatives and officers (expected)	Title	Name	Current office
		Chairman and Representative Director	Minoru Obara	President and Representative Director, Nippon Milk Community Co., Ltd.

		President and Representative Director	Tadaaki Kohnose	President and Representative Director, Snow Brand Milk Products Co., Ltd.

		Vice President and Director	Kokichi Sato	Director and Corporate Executive Officer, Snow Brand Milk Products Co., Ltd.

		Vice President and Director	Toshihiko Tajima	Managing Director, The Norinchukin Bank

		Senior Managing Director	Yoshiharu Nakano	Senior Managing Director, Snow Brand Milk Products Co., Ltd.

		Senior Managing Director	Kiyoyuki Kubo	Senior Managing Director, Snow Brand Milk Products Co., Ltd.

		Director and Corporate Executive Officer	Sumio Ogawa	Director and Corporate Executive Officer, Snow Brand Milk Products Co., Ltd.

		Director and Corporate Executive Officer	Masao Yamato	Managing Director, Nippon Milk Community Co., Ltd.

		Director and Corporate Executive Officer	Hiroshi Naito	Managing Director, Nippon Milk Community Co., Ltd.

		Director	Tadashi Idota	Director and Corporate Executive Officer, Snow Brand Milk Products Co., Ltd.

(Expected to be elected as Representative Director of Snow Brand Milk Products Co., Ltd. at the meeting of its Board of Directors to be held in October 2009)

		Director	Takao Nanba	Managing Director, Nippon Milk Community Co., Ltd.

(Expected to be elected as Representative Director of Nippon Milk Community Co., Ltd. at the meeting of its Board of Directors to be held in October 2009)

		Director (outside)	Nobuko Hiwasa	Director (outside), Snow Brand Milk Products Co., Ltd.

		Corporate Auditor	Yoshiaki Tada	Corporate Auditor, Snow Brand Milk Products Co., Ltd.

		Corporate Auditor	Minoru Ooka	Corporate Auditor, Nippon Milk Community Co., Ltd.

		Corporate Auditor (outside)	Takeshi Odagi	Corporate Auditor (outside), Snow Brand Milk Products Co., Ltd.

		Corporate Auditor (outside)	Tadao Shinjo	Corporate Auditor (outside), Snow Brand Milk Products Co., Ltd.

		Corporate Auditor	Kakuji Takano	Substitute Corporate Auditor, Snow Brand Milk Products Co., Ltd.

(5)	Capital	¥20,000,000,000

(6)	Net assets (consolidated)	Undecided

(7)	Total assets (consolidated)	Undecided

(8)	Date of settlement of accounts	March 31 of each year

(9)	Summary of accounting treatment

As the Share Transfer falls under the category of “acquisition” under the accounting standard for business combinations, a purchase method is expected to be applicable thereto. However, as the amount of goodwill cannot be determined at present, the amount, years of depreciation, etc. thereof will be publicized as soon as they are determined.

(10)	Future outlook

At the Integration Preparation Committee established by Snow Brand Milk Products and Nippon Milk Community and its subcommittees, the forecast of business results and the middle-term management plan of the Group after the Business Integration will be discussed.

The forecast of business results for the year ending March 31, 2010 will be publicized as soon as it is determined. The middle-term management plan of the Group will be publicized in October 2009.
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